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EXHIBIT 99.1



June 14, 2005
Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for Easylink Services Corporation and, under the date of April 11, 2005, we reported on the consolidated financial statements of Easylink Services Corporation as of and for the years ended December 31, 2004 and 2003. On June 8, 2005, we resigned. We have read Easylink Services Corporation's statements included under Item 4.01 of its Form 8-K dated June 14, 2005, and we agree with such statements, except that we are not in a position to agree or disagree with Easylink Services Corporation's statements contained in the last sentence of the first paragraph regarding the status of the Audit Committee's process of considering, selection and announcement of a new audit firm.


Very truly yours,

/s/ KPMG LLP